Exhibit 99.1

THL Credit, Inc. Announces Name Change to First Eagle Alternative Capital BDC, Inc.

BOSTON, July 23, 2020 (GLOBE NEWSWIRE) — THL Credit, Inc. (the “Company”) (NASDAQ: TCRD), announced today that it is changing its name, ticker, CUSIP and website in connection with the approval of a new advisory agreement (the “New Advisory Agreement”) between the Company and First Eagle Alternative Credit, LLC (formerly known as THL Credit Advisors LLC) (the “Adviser”) at the Company’s Special Meeting of Shareholders held on May 28, 2020. The approval of the New Advisory Agreement followed the transaction between the Adviser and First Eagle Investment Management, LLC (“FEIM”) that was consummated in the first quarter of 2020, whereby the Adviser became a wholly owned subsidiary of FEIM.

Specifically, the Company is taking the following actions:

•	changing its name to “First Eagle Alternative Capital BDC, Inc.”, effective August 3, 2020;

•	updating its ticker symbol with NASDAQ from “TCRD” to “FCRD”, effective August 3, 2020;

•	changing its CUSIP to 26943B100 effective immediately;

•	changing its website from www.thlcreditbdc.com to www.feacbdc.com, effective August 3, 2020;

•	rebranding the Company’s subsidiaries from “THL Credit” to “First Eagle” which includes changing THL Credit Logan JV LLC to First Eagle Logan JV, LLC, effective August 3, 2020;

•	changing the ticker symbol with the New York Stock Exchange on its 6.75% notes due in 2022 (“2022 Notes”) from “TCRZ” to “FCRZ”, effective August 3, 2020;

•	changing the CUSIP on its 2022 Notes to 26943BAB6 effective immediately;

•	changing the ticker symbol with the New York Stock Exchange on its 6.125% notes due in 2023 (“2023 Notes”) from “TCRW” to “FCRW”, effective August 3, 2020; and

•	changing the CUSIP on its 2023 Notes to 26943BAA8 effective immediately.

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional offices in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC, an investment adviser registered under the Investment Advisers Act of 1940. First Eagle Alternative Credit, LLC is a leading alternative credit manager formed by the combination of THL Credit Advisors LLC with the private credit operations of First Eagle Investment Management, LLC, which acquired THL Credit Advisors LLC on January 31, 2020. For more information on First Eagle Alternative Credit, LLC, please visit www.feac.com.

About First Eagle Alternative Credit, LLC

First Eagle Alternative Credit is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. First Eagle Alternative Credit maintains a variety of advisory and sub-advisory relationships across its investment platforms. First Eagle Alternative Credit is a wholly owned subsidiary of First Eagle Investment Management, LLC.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

Lauren Vieira

(617) 790-6070

lauren.vieira@feim.com

Media Contact:

Emily Meringolo

(646) 502-3559

emeringolo@stantonprm.com